Exhibit 10.5

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of October 1, 2002, by and between Advanced Intellectual Properties, LLC., a California Limited Liability Company, with a business at: 4780- A Mission Gorge Place, San Diego, CA ("Seller") and Majestic Safe-T-Products, Ltd., a wholly owned subsidiary of The Majestic Companies, Ltd.,: a Nevada corporation, with a business address at: 8880 Rio San Diego Dr., San Diego, CA 92108 ("Buyer").

                                    RECITALS

A. Seller is engaged in the business of operating a research and development company (the "Business") in the State of California with a business location at 4780-A Mission Gorge Place, San Diego, CA.

B. Buyer desires to purchase from Seller substantially all of the assets of Seller related to the Business, including the fixtures, tangible and intangible personal property, inventory, goodwill and, other assets of the Business listed in this Agreement.

C. Subject to the terms and conditions contained in this Agreement, Seller desires to sell to Buyer and, Buyer agrees to purchase from Seller, substantially all of the assets of Seller related to the Business.

NOW, THEREFORE, in consideration of the mutual covenants, representations, and warranties set forth in this Agreement, the parties agree as follows:

                                    ARTICLE I

PURCHASE AND SALE OF ASSETS

1.1. Purchase and Sale of Assets. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, at Closing (as defined below), all of Seller's right, title and, interest in and to all of the assets used by Seller in connection with the operation of the Business (the "Assets"), including, without limitation, the following:

(a) All tangible personal property, furnishings, fixtures, equipment, machinery, parts, accessories, inventory and any other property listed on Schedule 1 (the "Personal Property"); and


(b) All of Seller's right, title, and interest in and to the trade names, logos, copyrights, service marks, trademarks, patents, patent applications, licenses and, goodwill associated with the Business listed on Schedule 2 (the "Intangible/Intellectual Property").

     1.2. Excluded Assets. The Assets shall not include, and Buyer shall not acquire any interest in: the Limited Liability Company(s), real property, accounts receivable or, outstanding litigation assets.



     1.3. Liens. Seller shall convey title to the Assets to Buyer free and clear of all liens, security interests, easements and, encumbrances of any kind or nature.

     1.4. Risk of Loss. Seller assumes all risk of loss or damage to the Assets prior to the Closing. In the event there is any material loss or damage to all or any portion of the Assets prior to the closing, Buyer may either terminate this Agreement pursuant to Article 13, or negotiate with Seller for a proportionate reduction in the Purchase Price to reflect the loss or damage.

                                    ARTICLE 2

                           ASSUMPTION OF LIABILITIES

2.1 Assumption of Liabilities; Excluded Liabilities, Buyer shall not assume or become liable for any obligations, commitments, or liabilities of Seller, whether known or unknown, absolute, contingent, or otherwise, and whether or not related to the Assets, including, without limitation, any employment, business, sales, or use tax relating to Seller's operation of the Business and use and ownership of the Assets prior to the Closing.


                                    ARTICLE 3

                                 PURCHASE PRICE

3.1 Purchase Price. The purchase price to be paid by Buyer to Seller for the Assets (the "Purchase Price") shall be $6,200.00 (six thousand two hundred dollars) and 1,133,333 shares (one million one hundred thirty-three thousand, one hundred and thirty-three) of The Majestic Companies, Ltd. stock, as well as a split-dollar profit sharing plan. This plan will be instituted for a five year period from the date of closing, wherein net pre-tax earnings derived from existing Seller projects is to be distributed on a 90/10% sharing structure (90% accruing to Buyer and 10% accruing to Seller) until such time as the principle invested in Seller (not to exceed $173,550) has been realized. The profit distribution to Seller will occur on an annual basis within 60 days following the end of each fiscal year beginning with year 2002.

3.2 Payment of Purchase Price. Buyer shall pay the Purchase Price to Seller the stock described in Section 3.1 within 3 days of closing.

3.3 Payment of Cash. Buyer shall pay the Purchase Price to Seller the cash within 48 hours of closing.







                                    ARTICLE 4

                              INSPECTION OF ASSETS

4.1. Inspection Period. Subject to the provisions of this Agreement, Buyer shall have a period of up to 1 days from the Execution Date (the "Inspection Period") to conduct an inspection of the Assets and any related documents or other items relating to the Assets to determine the suitability of the Assets for Buyer's intended purposes. At any time during the Inspection Period, and for any reason whatsoever, Buyer may terminate this Agreement by giving written notice to Seller. If Buyer does not terminate this Agreement prior to the expiration of the Inspection Period, the assets will be deemed accepted.

                                    ARTICLE 5


                                    CLOSING

5.1. Time and Place of Closing. The closing for the purchase and sale of the Assets (the "Closing") shall be held at 18300 Von Karman, Irvine, CA on or before October 16, 2001 or at such other time and place as the parties may mutually agree in writing (the "Closing Date"). At Closing Seller shall convey title to the Assets to Buyer as provided in this Agreement.

5.2. Seller's Closing Obligations. At the Closing, Seller shall execute, acknowledge, and deliver, as appropriate, each of the following items:

(a) A duly executed bill of sale (the "Bill of Sale"), in substantially the form attached as Exhibit A and incorporated by reference, conveying all of Seller's right, title, and interest in and to the Personal and Intangible/Intellectual Property to Buyer.

(b) A duly executed assignment of intangible property (the "Assignment of Intangible/Intellectual Property"), in substantially the form attached as Exhibit C and incorporated by reference, assigning all of Seller's right, title, and interest in the Intangible Property to Buyer.

(c) All other deeds, bills of sale, warranty deeds, assignments, endorsements, licenses, and other good and sufficient instruments and documents of conveyance and transfer as shall be necessary and effective to transfer, convey, and assign to Buyer at the Closing all of Seller's right, title, and interest in and to the Assets, free and clear of any liens or encumbrances.

5.3. Buyer's Closing Obligations. At the Closing, Buyer shall execute, acknowledge and, deliver, as appropriate, each of the following items:

(a)      The amount of the Purchase Price in stock.



(b) Executed counterparts of any documents required to be signed by Buyer pursuant to this Agreement, including, but not limited to, the Assignment of Contracts.

(c) All other instruments and documents necessary to consummate the transactions contemplated by this Agreement.

                                    ARTICLE 6

                    REPRESENTATIONS AND WARRANTIES OF SELLER

6.1. Seller's Representations and Warranties. Seller makes the following representations and warrants to Buyer,each of which is true and correct as of the date of this Agreement, and shall be true and correct as of the Closing Date:

(a) Seller is a Limited Liability Company, duly organized, validly existing, and in good standing under the laws of the state of its organization, and is qualified to transact business in the State of California.

(b) Seller has full legal power and authority to enter into and perform this Agreement, and this Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms. Seller has obtained the requisite shareholder or unit holder approval necessary to consummate the agreement.

(c) The execution and delivery of this Agreement does not conflict with, violate, or constitute a default under the terms, conditions, or provisions of any agreement or instrument to which Seller is a party, or any law, judgment, or order of which Seller is aware, and will not result in the creation of any lien, security interest, or encumbrance on any of the Assets.

(d) There are no actions, suits, proceedings, or claims now pending or, to the best of Seller's knowledge, threatened against Seller or the Assets that would affect Seller's ability to fulfill its obligations under this Agreement or that would impair the value of the Assets.

(e) Seller has, and will have at Closing, good and marketable title to the Assets free and clear of all liens, charges, and encumbrances other than the Permitted Liens.

(f) Seller has provided Buyer with true and correct copies of all Contracts. To Seller's knowledge, all of the Contracts are in full force and effect, have been duly executed by the parties, and neither Seller nor any other party is in default under any Contract.

(g) Seller has provided Buyer with true and correct copies of all documents evidencing Seller's rights in the Intangible Property. To Seller's knowledge, each agreement, instrument, or license with respect to the Intangible Property is in full force and effect, and neither Seller nor any party is in default under any such agreements.



(h) Seller is not a party to, or otherwise bound by, any collective bargaining agreement, multi-employer pension fund, or other labor union agreement with respect to any persons employed by Seller in connection with its operation of the Business.

6.2. Correctness of Representations. No representation or warranty of Seller in this Agreement or any other information furnished by Seller pursuant to this Agreement contains any untrue statement of material fact or fails to state any fact necessary in order to make the statements not misleading in any material respect. All statements, representations, and other information provided by Seller to Buyer shall be true and correct on and as of the Closing date as though made on that date.

                                    ARTICLE 7

                    REPRESENTATIONS AND WARRANTIES OF BUYER

7.1. Buyer's Representations and Warranties. Buyer makes the following representations and warranties to Seller, each of which is true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date.

(a) Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the state of its organization, and is qualified to transact business in the State of California.

(b) Buyer has full legal power and authority to enter into and perform this Agreement, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.


(c) The execution and delivery of this Agreement does not conflict with, violate, or constitute a default under the terms, conditions, or provisions of any agreement or instrument to which Buyer is a party, or any law, judgment, or order of which Buyer is aware, and will not result in the creation of any lien, security interest, or encumbrance on any of the Assets.

(d) There is no action, proceeding, or claim pending, or, to Buyer's knowledge, threatened, against Buyer that would affect Buyer's ability to consummate the transactions contemplated by this Agreement.


(e) No consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance by Buyer of this Agreement or the consummation of the transaction contemplated by the Agreement.






7.2 Correctness of Representations. No representation or warranty of Buyer in this Agreement or any other information furnished by Buyer pursuant to this Agreement contains any untrue statements of material fact or fails to state any fact necessary in order to make the statements not misleading in any material respect. All statements, representations, exhibits, and other information provided by Buyer to Seller shall be true and correct on and as of the Closing Date as though made on that date.

                                    ARTICLE 8

                        SELLER'S PRE-CLOSING OBLIGATIONS

8.1. Maintenance of Property Pending Closing. At all times prior to the Closing Date, Seller shall continue to maintain the Assets and conduct its operation of the Business in the same manner as it has been maintained and operated by Seller prior to the execution of this Agreement.

8.2. Access and Information. Seller shall promptly provide Buyer with all information concerning the Business and the Assets that Buyer may reasonably request, and Buyer and its accountants and other representatives shall have access during normal business hours to all of the Assets and to the books and records of the Business.

8.3. Consents. On or before the Closing Date, Seller, at its expense, shall use its best efforts to obtain all necessary consents required to assign Seller's interest in any of the Assets to Buyer as contemplated by this Agreement. In the event Seller is unable to obtain any such consent on or before the Closing Date, Buyer may terminate this Agreement as provided in
      Article 13.

8.4. Discharge of Liens. All liens, claims, charges, security interests, pledges, assignments, or encumbrances relating to the Assets that are not Permitted Liens shall be satisfied, terminated, and discharged by Seller on or prior to the Closing Date, and evidence reasonably satisfactory to Buyer and its counsel of the satisfaction, termination, and discharge shall be delivered to Buyer at or prior to the Closing.

8.5. Termination of Employees. Seller shall terminate all of its employees working in the Business effective as of the Closing Date. Seller shall be responsible without exception for all compensation, taxes, insurance, and other benefits and amounts relating to its employees and shall indemnify and hold Buyer harmless from any claims made against Buyer with respect to the obligations. Buyer shall not assume or in any way become responsible or liable for any compensation, taxes, insurance, or other benefits and amounts payable by Seller on account of any of its employees, shareholders, directors, officers or, assigns.

                                    ARTICLE 9

                                MUTUAL COVENANTS



9.1. Further Assurances Prior to Closing. Seller and Buyer shall, prior to Closing, execute any and all documents and perform any and all acts reasonably necessary, incidental,or appropriate to effect the transactions contemplated by this Agreement.

9.2. Notification of Changed Circumstances. At any time after the Execution Date and prior to the Closing, if either party becomes aware of any fact or circumstance that would materially change a representation or warranty made under this Agreement, the party with knowledge of those facts shall notify the other in writing as soon as possible after the discovery of the changed circumstances.

9.3. Compliance. With Bulk Sales Law. Buyer shall give notice, if compliance is required, in compliance with Division G of the California Uniform Commercial Code, of the bulk sale contemplated by this Agreement. Seller shall furnish Buyer with all information necessary for Buyer to prepare the notice, including all names and business addresses used by Seller within the past 3 years and the location of all the assets to be transferred to Buyer under this Agreement.

9.4. Broker's Fees. Each party represents and warrants that no broker, finder, or any other person or entity has any claim for any brokerage commissions or fees in connection with any of the transactions contemplated by this Agreement. Each party shall indemnify the other against any claim or loss suffered as a result of any claim for brokerage commissions or fees payable, or claimed to be payable, on the basis of any actions in connection with this Agreement.

                                   ARTICLE 10

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

10.1.Buyer's Conditions. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a) The representations and warranties of Seller set forth in Article 6 shall be true and correct as of the Closing Date.

(b) Seller shall have performed and complied with all of the agreements, covenants, and conditions required of Seller by this Agreement on or before the Closing Date.


(c) No action, suit, or proceeding before any court or any governmental body or authority that would in any way affect the Assets or the ability of the parties to consummate the transactions contemplated by this Agreement shall have been instituted or threatened on or before the Closing Date.

(d) The Assets shall be in substantially that same condition on the Closing Date as on the Execution Date, and there shall be no loss or damage to the property prior to the Closing.


(e) Seller shall have obtained all necessary agreements And consents of any parties required to consummate the transactions contemplated by this Agreement.

10.2. Failure to Satisfy Buyer's Conditions. Any of Buyer's conditions precedent may be waived in whole or in part by Buyer in writing at any time on or before the Closing Date. In the event all Buyer's conditions precedent have not been waived by Buyer or satisfied in full on or before the Closing Date, Buyer may elect to terminate this Agreement.

                                   ARTICLE 11

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     11.1. Seller's Conditions. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a) Seller shall have received the amount of the Purchase Price in stock within 3 days of Closing.

(b) The representations and warranties of Buyer set forth in Article 7 shall be true and correct as of the Closing Date.

(c) Buyer shall have performed and complied with all of the agreements, covenants, and conditions required of Buyer by this Agreement on or before the Closing Date.

11.2. Failure to Satisfy Seller's Conditions. Any of Seller's conditions precedent may be waived in whole or in part by Seller in writing at any time on or before the Closing Date. In the event all Seller's conditions precedent have not been waived by Seller or satisfied in full on or before the Closing Date, Seller may elect to terminate this Agreement as provided in Article 13.

                                   ARTICLE 12

                            POST-CLOSING OBLIGATIONS

12.1.Additional Assurances. Each party agrees to do all acts and things and to make, execute, and deliver such written instruments as shall be reasonably necessary to carry out the terms and provisions of this Agreement. This covenant of further assurances shall survive the Closing.

12.2.Covenant Not To Compete. Seller agrees that it shall not engage, directly or indirectly, in any business that is the same as or similar to the Business, within the state of California, for a period of two years, or until such time as Buyer ceases to operate a like business, whichever occurs first.


                                   ARTICLE 13

                                  TERMINATION

13.1.    Termination.  This Agreement may be terminated as follows:

(a) By the mutual consent of Buyer and Seller at any time prior to the Closing.

(b) By Buyer at any time prior to the Closing as expressly provided in this Agreement, or if any condition precedent to Buyer's obligations set forth in Article 10 has not been satisfied in full or previously waived by Buyer in writing at or prior to the Closing.

(c) By Seller at any time prior to the Closing as expressly provided in this Agreement, or if any condition precedent to Seller's obligations set forth in Article 11 has not been satisfied in full or previously waived by Buyer in writing at or prior to the Closing.

(d) By either party if the Closing has not occurred on or before October 16, 2001 or will 10 days thereafter.

                                   ARTICLE 14

                                INDEMNIFICATION

14.1. Seller's Indemnification. In addition to any other agreement on the part of Seller to indemnify Buyer set forth in this Agreement, Seller shall indemnify and hold Buyer harmless from and against any and all loss, cost, damage, claim, liability, or expense, including reasonable attorney fees and costs, in any way arising from or related to (a) Seller's ownership or use of the Assets, or Seller's operation of the Business, prior to the Closing Date, (b) the failure or falsity of any representation or warranty of Seller contained in this Agreement, (c) the failure to observe or perform any other covenant or agreement to be observed or performed by Seller under this Agreement or, (d) Seller's failure to obtain the requisite approval necessary by its shareholders or unit holders to consummate the transaction.

14.2. Survival of Indemnities. The mutual agreements to indemnify set forth in this Article 14 shall survive the Closing.











                                   ARTICLE 15

                               GENERAL PROVISIONS

15.1. Assignment. The respective rights and obligations of the parties to this Agreement may not be assigned by any party without the prior written consent of the other, which consent may not be unreasonably withheld or delayed.

15.2. Successors and Assigns. The terms and provisions of this Agreement shall be binding on and inure to the benefit of the successors and assigns of the parties.

15.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, oral and written, between the parties to this Agreement with respect to the subject matter of this Agreement.

15.4. Modification and Waiver. This Agreement may not be amended, modified, or supplemented except by written agreement in writing signed by the party against which the enforcement of the amendment, modification, or supplement is sought. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision. No waiver shall be binding unless executed in writing by the party making the waiver.

15.5. Arbitration Provision. This Agreement shall be deemed to be made, governed by, interpreted under and construed in all respects in accordance with the commercial rules of the Judicial Arbitration and Mediation Service ("JAMS"). This chosen jurisdiction is irrespective of the country or place of domicile or residence of either party. In the event of controversy arising out of the interpretation, construction, performance or breach of this agreement, the parties hereby consent to adjudication under the commercial rules of JAMS. Said venue of the arbitration shall be in Orange County, California. Judgment on the award rendered by the arbitrator may be entered in any federal or state court in Orange County, California. The Laws of the State of California shall govern all disputes regarding this matter.

15.6. Fees and Expenses. Except as otherwise specifically provided in this Agreement, Seller and Buyer shall pay their own fees and expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

15.7. Notices. All notices, requests, demands, and other communications required by this Agreement shall be in writing and shall be (a) delivered in person or by courier, (b) mailed by first class registered or certified mail, or (c) delivered by facsimile transmission, as follows, or to such other address as a party may designate to the other in writing:

(i)      If to Seller:  4780-A Mission Gorge Place, San Diego, CA

(ii)      If to Buyer:  8880 Rio San Diego Drive., San Diego, CA



If delivered personally or by courier, the date on which the notice, request, instruction, or document is delivered shall be the date on which the delivery is made, and if delivered is made, and if delivered by facsimile transmission or mail as aforesaid, the date on which the notice, request, instruction, or document is received shall be the date of delivery.

15.8 Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.

15.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

15.10 Time of Essence. Time shall be of the essence with respect to the obligations of the parties to this Agreement.

15.11 Severability. In the event any provision of this Agreement is deemed to be invalid, illegal, or unenforceable, all other provisions of the Agreement that are not affected by the invalidity, illegality, or unenforceability shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SELLER:
By: /s/ Michael Hecker

Michael Hecker, President, Advanced Intellectual Properties, LLC

By: /s/ Adrian Corbett

Adrian Corbett, Vice President, Advanced Intellectual Properties, LLC


BUYER:
By:  /s/ Steven D. Rosenthal

Steven D. Rosenthal, President, Majestic Safe-T-Products, Ltd.











                         LIST OF SCHEDULES AND EXHIBITS

     Schedule 1 - List of Business Property
     Schedule 2 - List of Intangible Property
     Exhibit A - Bill of Sale [for form of bill of sale, seess.3:71] Exhibit B - Assignment of Intangible/Intellectual Properties [for form assignment of contract, see ss. 3:72]